TELEFLEX INCORPORATED FOURTH QUARTER & YEAR-END 2009 CONFERENCE CALL Exhibit 99.1

Forward-Looking Statements/Additional Notes This presentation and our discussion contain forward-looking information and statements including, but not limited to, expected core revenue growth by our Aerospace Segment in 2010; expected continued expansion of operating margins within our Aerospace Segment in 2010; expected decline in core revenue and sales forecasts for our Commercial Segment for 2010; forecasted 2010 earnings per share from continuing operations on a GAAP basis; forecasted special items and amortization expense for 2010; forecasted 2010 earnings per share from continuing operations before special items; forecasted 2010 earnings per share from continuing operations before special items and amortization expense; forecasted 2010 cash flow from continuing operations; forecasted Medical Segment core revenue growth and expected continued expansion of operating margins for 2010; anticipated completion of the integration of Arrow International; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. These risks and uncertainties are addressed in the Company's SEC filings, including its most recent Form 10-K. This presentation includes certain non-GAAP financial measures, which include gross margin excluding special charges; segment operating margins before special charges; adjusted segment operating profit and margins; earnings per share from continuing operations excluding special charges; cash flow from continuing operations excluding certain tax payments; adjusted gross profit; adjusted operating expenses; operating income before special charges; income and diluted earnings per share, excluding restructuring and impairment charges, losses and other charges, fair market value inventory adjustment and tax adjustments; adjusted cash flow from continuing operations; forecasted earnings per share from continuing operations excluding special charges; and forecasted earnings per share from continuing operations before special items and amortization expense. These non-GAAP measures exclude the impact of restructuring and impairment costs, losses and other charges, certain tax payments, fair market value adjustments for inventory and acquisition integration costs. In addition, this presentation includes information regarding adjusted free cash flow, which reflects cash from operations minus capital expenditures and excludes the impact of certain tax payments. Reconciliation of these non-GAAP measures to the most comparable GAAP measures is contained within this presentation. Segment operating profit is defined as a segment's revenues reduced by its materials, labor and other product costs along with the segment's selling, engineering and administrative expenses and noncontrolling interest. Unallocated corporate expenses, restructuring costs, gain or loss on the sale of assets, acquisition integration costs, fair market adjustments for inventory, interest income and expense and taxes on income are excluded from the measure. Core revenues and growth exclude the impact of translating the results of international subsidiaries at different currency exchange rates from year to year and the comparable activity of companies acquired or divested within the most recent twelve-month period. The following slides reflect continuing operations.

Conference Call Logistics The release, accompanying slides, and replay webcast available online at www.teleflex.com (click on "Investors") Telephone replay available by dialing 888-286-8010 or for international calls, 617- 801-6888, pass code number 53763506

JEFF BLACK Chairman and Chief Executive Officer

Fourth Quarter Financial Highlights Medical segment core revenue growth of 2% led by increases in vascular access, respiratory, and anesthesia Core revenue declines in Aerospace & Commercial segments slow to 7% and 4%, respectively Gross Margin excluding special charges of 42.8%, up 170 bps Segment operating margins before special charges of 15.9%, up 90 bps Adjusted Segment Operating Margins 2009 2008 Medical 21.0% 19.9% Aerospace 11.6% 10.3% Commercial 6.2% 7.3% EPS excluding special charges of $1.01 - up 31% Cash flow from continuing operations of $108.6 million, up 89%

Full Year Financial Highlights Consolidated core revenue decline of 6% due to Aerospace and Commercial Segments Gross Margin excluding special charges of 43.2%, up 140 bps Segment operating margins before special charges of 15.7%, up 90 bps Adjusted Segment Operating Margins 2009 2008 Medical 21.1% 20.0% Aerospace 8.3% 10.3% Commercial 6.2% 8.3% EPS excluding special charges of $3.64 - up 16% Cash flow from continuing operations (excluding $97.5 million tax payment on gain on sale of ATI) of $287.3 million, up 47%

Medical Segment Critical Care - Q4 Core Revenue Growth of 4% Vascular core growth in Q4 due to strong CVC & PICC demand Anesthesia core growth in Q4 driven by regional anesthesia product offerings Respiratory core growth in Q4 led by EMEA & Asian / Latin American markets Urology sales flat during the quarter Surgical - Q4 Core Revenue Decline of 3% Core revenue decline led by reduced general instrument sales as hospitals continued to manage capital constraints Increased sales of higher margin closure devices impact revenue and margins Cardiac - Q4 Core Revenue Decline of 1% Core revenue decline due to hospitals managing capital constraints OEM - Q4 Core Revenue Decline of 5% Continued weakness of orthopedic instrument sales drive core revenue decline Sales of specialty products continue to perform well Segment Reduced FDA remediation spending and incremental synergies positively impact adjusted operating margins Note: Adjusted operating profit & margin excludes certain charges. See reconciliation table in Appendix for additional details.

Medical Segment Outlook - Research & Development Trend Dollars in Millions 2007 Actual 2008 Actual 2009 Actual R&D - $ 21.9563 42.485778 52.26466 R&D - % of Revenue 0.021 0.028 0.036 Note: excludes $1.5M, $21.5M and $3.3M of FDA remediation expense in '07, '08, '09 respectively

FDA Update At the end of 2009, the FDA began its re-inspections of the former-Arrow facilities covered under the corporate warning letter These inspections have been substantially completed, and the FDA has issued certain written observations as a result of those re-inspections The Company is currently in the process of responding to those observations and communicating with the FDA regarding resolution of all outstanding issues The Company believes it has substantially remediated these issues through the corrective actions taken to date; nonetheless, the FDA process is continuing

Cargo Handling OEM wide-body sales up in Q4 due to increased shipments of cargo loading systems to Boeing & Airbus offset by significant decline in aftermarket conversions Narrow-body cargo loading system unit volume up 5% from Q4'08 High margin spares sales up approximately $3M from Q4'08 Expect core revenue growth in 2010 led by increase in shipments of wide-body cargo loading systems to Boeing and Airbus, and increase in cargo container volume Expect continued expansion of segment operating margins in 2010 driven by increased volume and manufacturing efficiencies Aerospace Segment

Commercial Segment Marine Core revenues up 17% versus prior year quarter Aftermarket revenue up 7% vs. Q4'08 OEM revenue down versus prior year quarter; up sequentially Gauge divestiture impacts revenue by approx. $2M Cost containment initiatives, mix of marine aftermarket vs. OEM sales, and higher margin sales of modern burner unit drive Q4 operating margin increase Rigging Services Core revenue decline of 36% over Q4'08 Gulf oil rigs down over 30% Material handling and construction markets continue to be impacted by economic conditions Segment Expect core revenue decline of approximately 3% in 2010 Increase in Marine volume offset by reduction in shipments of modern burner unit to U.S. Military Rigging services sales flat with 2009 levels

RANDY MEIER Executive Vice President and Chief Financial Officer

Three Month Summary from Continuing Operations

Three Month Summary from Continuing Operations Note: Q4'09 losses and other charges include integration costs of $0.4m, net of tax Q4'09 tax adjustments represent a benefit from the net reduction in income tax reserves and discrete tax benefits related primarily to the resolution of various uncertain tax provisions; the settlement of tax audits; and other adjustments to taxes recorded with respect to prior years, principally resulting from changes to tax law and adjustments to previously filed tax returns. Q4'08 losses and other charges includes integration costs of $0.5m, net of tax

Year-to-Date Summary from Continuing Operations

Year-to-Date Summary from Continuing Operations Note: Q4'09 year-to-date restructuring & impairment charges, include goodwill & intangible impairments of approx $8.2m, net of tax Q4'09 year-to-date losses and other charges includes loss on sale of Gauge business of $1.6m, net of tax & integration costs of $1.6m, net of tax Q4'09 year-to-date tax adjustments represent a benefit from the net reduction in income tax reserves and discrete tax benefits related primarily to the resolution of various uncertain tax provisions; the settlement of tax audits; and other adjustments to taxes recorded with respect to prior years, principally resulting from changes to tax law and adjustments to previously filed tax returns. Q4'08 year-to-date losses and other charges includes integration costs of $4.7m, net of tax

Year-to-Date Adjusted Cash Flow From Continuing Operations ($ Millions) Capital Expenditures - $35 million Capital Expenditures - $30 million Note: 2008 & 2009 Cash Flow from Operations & Free Cash Flow exclude tax payments of $90.2M & $97.5M, respectively related to gain on sale of businesses

Capital Structure ($ Millions) 10/1/2007 12/31/2007 12/31/2008 12/31/2009 Net Debt 2117.6 1482.9 1439.1 1008 Net Debt to Total Capital 0.621 0.527 0.536 0.389 Weighted Average Interest Rate 0.0685 0.0686 0.0574 0.059 6.9% 6.9% 5.7% 5.9%

2010 Outlook Low High Earnings per share from continuing operations available to common shareholders on a GAAP basis $4.05 $4.20 Add-back special items $0.05 $0.05 Earnings per share from continuing operations before special items $4.10 $4.25 Amortization expense $1.12 $1.12 Earnings per share from continuing operations before special items and amortization expense ("Cash EPS") $5.22 $5.37 Cash flow from continuing operations $275 million $280 million

JEFF BLACK Chairman and Chief Executive Officer

Summary 2009 Results EPS excluding special items growth of 16% Adjusted cash flow from operations growth of 47% Continue to transform portfolio to be pure-play Medical device company 2010 Expectations Medical core revenue growth of 3% to 4% Continued expansion of operating margins EPS excluding special items of $4.10 to $4.25 Cash flow from operations of $275 to $280 million Completion of Arrow integration

QUESTION & ANSWER

APPENDICES

Appendix A - Reconciliation of Medical Operating Profit and Margins

Appendix B - Reconciliation of Teleflex Gross Profit and Margins

Appendix C - Reconciliation of Teleflex Operating Expenses

Appendix D - Special Charge Income Statement Classification Summary

Appendix E - Reconciliation of Teleflex Cash Flow from Continuing Operations

Appendix F - Net Debt to Total Capital Reconciliation ($ Millions) * * = no quarterly installments due under credit agreement until September 2011